Exhibit 99.1
FOR IMMEDIATE RELEASE
MRV REPORTS FOURTH QUARTER AND YEAR END RESULTS FOR 2005
Revenues are Third Highest in Company History
Optical Components Posts 15% Sequential Growth with Strong Outlook
CHATSWORTH, CA — February 15, 2006 — MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of products and services for out-of-band networking, WDM and optical transport, optical Ethernet and optical components, today announced its results for its fourth quarter and year end 2005.
Revenues for the fourth quarter of 2005 were $91.2 million, which represents a sequential increase of 38% from last quarter and a year-over-year increase of 11%. Revenues for year end 2005 were $283.7 million compared to revenues of $271.7 million for the same period last year. Net loss for the fourth quarter of 2005 was $2.6 million, or $0.02 per share, a reduction of 18% when compared to a net loss of $3.1 million, or $0.03 per share, for the third quarter of 2005. Net income for the fourth quarter of 2004 was $918,000, or $0.01 per share. Net loss for year end 2005 was $16.3 million, or $0.16 per share, compared to a net loss of $10.7 million, or $0.10 per share, for year end 2004.
“Our strong fourth quarter results were led by an exceptional performance from our optical component group with the prospects for accelerating growth for this business in the near future,” commented Noam Lotan, President & CEO of MRV. “FTTP deployment has exceeded expectations and increasing demand from end customers like Verizon and others is driving scale into our optical business, increasing gross margins and moving solidly toward profitability. Our networking business also made significant progress, as core product revenues experienced double digit growth and we added to our experienced sales team to capitalize on the opportunities in out-of-band networking and metro Ethernet. As expected, our top line also benefited from the seasonal sales of lower margin third party products from our system integration in Europe.”
“The Company made significant strides in its goal of reaching sustainable profitability in the second half of 2006,” added Kevin Rubin, Chief Financial Officer of MRV. “During the quarter, we increased gross profit by $6.9 million year-over-year, reduced our net loss sequentially and decreased inventories. Importantly, gross margins in our optical component business improved, highlighting the operating leverage in that business.”

Exhibit 99.1 - 1

First Quarter 2006 Outlook
MRV currently estimates that revenues for the first quarter of 2006 will be in the range of $71 million to $75 million. Net loss per share is currently forecasted to be in the range of $0.02 to $0.03 per share on a non-GAAP basis, which excludes the effect of the adoption of Statement of Financial Accounting Standards No. 123(R) for stock-based compensation expense. On a GAAP basis, net loss per share is currently forecasted to be in the range of $0.03 to $0.04 per share.
Other Information
MRV will host a conference call to discuss its fourth quarter and fiscal year end 2005 financial results on Wednesday, February 15, 2006 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number is (617) 801-9702, access code 48530284. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website at http://ir.mrv.com.
The Company will hold its 2006 annual meeting of stockholders on Friday, May 19, 2006. Details of the business to be conducted at the Annual Meeting will be provided in the Notice of Annual Meeting and Proxy statement to be mailed to stockholders on or about April 19, 2006. Stockholders who wish to submit a proposal for consideration at the Annual Meeting, must do so a reasonable time before April 19, 2006 (it is suggested no later than March 1, 2006) and such proposal must be in writing and comply with the current proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934. Proposals should be delivered to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary. To avoid controversy and establish receipt by the Company, it is suggested that stockholders send their proposals by certified mail return receipt requested.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary LuminentOIC, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ National Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.

Exhibit 99.1 - 2

Forward-Looking Statements
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. For example, our statements regarding our expected revenues and net loss for the first quarter of 2006 that ends on March 31, 2006 are forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets, market acceptance of new products, continued acceptance of existing products and continued success in selling the products of other companies, product price discounts, the timing and amount of significant orders from customers, delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV’s prices; the continued ability to protect MRV’s intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV’s customers and vendors; adverse results in litigation; the impact of legislative actions, higher insurance costs and potential new accounting pronouncements; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in MRV’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; and continued softness in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s products.
For further information regarding risks and uncertainties associated with MRV’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com.
All information in this release is as of February 15, 2006. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Chris Danne, Rakesh Mehta
Investor Relations	(415) 217-7722
(818) 886-MRVC (6782)	chris@blueshirtgroup.com
ir@mrv.com	rakesh@blueshirtgroup.com

Exhibit 99.1 - 3

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2005	2004	2005	2004
	(Unaudited)
Revenue	$91,169	$81,872	$283,698	$271,658
Cost of goods sold	64,332	54,115	193,746	179,780

Gross profit	26,837	27,757	89,952	91,878

Gross margin	29%	34%	32%	34%

Operating costs and expenses:
Product development and engineering	7,100	6,433	26,051	24,949
Selling, general and administrative	20,293	20,436	72,635	74,117

Total operating costs and expenses	27,393	26,869	98,686	99,066

Operating income (loss)	(556)	888	(8,734)	(7,188)
Interest expense	(939)	(1,121)	(4,207)	(3,141)
Other income, net	583	1,799	2,416	2,685

Income (loss) before taxes	(912)	1,566	(10,525)	(7,644)
Provision for taxes	1,663	648	5,774	3,036

Net income (loss)	$(2,575)	$918	$(16,299)	$(10,680)

Earnings (loss) per share:
Basic	$(0.02)	$0.01	$(0.16)	$(0.10)
Diluted	$(0.02)	$0.01	$(0.16)	$(0.10)
Weighted average number of shares:
Basic	104,464	103,973	104,350	104,793

Diluted	104,464	107,582	104,350	104,793

Exhibit 99.1 - 4

MRV Communications, Inc.
Balance Sheets
(In thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,984	$77,226
Short-term marketable securities	—	3,395
Time deposits	1,475	1,559
Accounts receivable, net	92,466	80,755
Inventories	42,216	42,264
Deferred income taxes	873	2,395
Other current assets	7,828	8,939

Total current assets	212,842	216,533
Property and equipment, net	14,065	19,089
Goodwill	29,965	29,965
Long-term marketable securities	—	1,839
Deferred income taxes	136	—
Investments	3,063	3,063
Other assets	1,415	1,589

	$261,486	$272,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$30,378	$25,286
Accounts payable	45,372	43,209
Accrued liabilities	29,272	26,915
Deferred revenue	6,076	4,556
Other current liabilities	2,230	2,572

Total current liabilities	113,328	102,538
Convertible notes	23,000	23,000
Other long-term liabilities	6,694	5,663
Minority interest	5,151	5,318
Commitments and contingencies
Stockholders’ equity	113,313	135,559

	$261,486	$272,078

Exhibit 99.1 - 5